UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 25, 2015 (March 24, 2015)

CLARCOR Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of principal executive offices)

Registrant’s telephone number, including area code:	615-771-3100

No Change
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on March 24, 2015.  A total of 46,781,399 shares of Common Stock, representing approximately 93% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:   All of the nominees for director were elected to serve a three-year term until the 2018 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
James W. Bradford, Jr.	43,514,372	902,782	2,364,245
Wesley M. Clark	43,739,600	677,554	2,364,245
James L. Packard	43,337,710	1,079,444	2,364,245

Proposal 2:   The Company's shareholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
43,305,387	975,193	136,574	2,364,245

Proposal 3:   The Company's shareholders did not approve a shareholder proposal regarding environmental sustainability reporting by the votes set forth in the table below:

For	Against	Abstain	Uncast	Broker Non-Votes
17,419,922	21,133,743	5,863,489	—	2,364,245

  Proposal 4:

The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal year 2015 was ratified by the Company’s shareholders by the votes set forth in the table below:

For	Against	Abstain
46,089,063	630,003	62,332

Item 8.01. Other Events

At its meeting held on March 24, 2015, the Company's Board of Directors declared that the Company will pay a regularly quarterly dividend of $0.20 per share on Friday, April 24, 2015 to stockholders of record on Wednesday, April 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.

By /s/Richard M. Wolfson
Richard M. Wolfson
Vice President - General Counsel and Corporate Secretary

Date: March 25, 2015

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